                                                                    EXHIBIT 3.11


                         CERTIFICATE OF INCORPORATION

                                      OF

                          ALBANY LADDER COMPANY, INC.

                            FILED DECEMBER 31, 1947

                          WITH AMENDMENTS Of 3/21/57,

                    2/26/87, 10/4/901 12/14/95 AND 9/20/96

                                    - AND -

                   CERTIFICATE OF MERGER OF SYRACUSE LADDER
                       AND SCAFFOLDING CO., INC., SOUTH
                    CENTRAL SCAFFOLDING, INC., & ROCHESTER
                       SCAFFOLDING & EQUIPMENT CO., INC.

                                     INTO

                          ALBANY LADDER COMPANY, INC.

                                FILED 12/21/95

                         CERTIFICATE OF INCORPORATION

                                      of

                          ALBANY LADDER COMPANY INC.

     Pursuant to Article Two of the Stock Corporation Law.

          We, the undersigned, for the purpose of forming a corporation pursuant to Article Two of the Stock Corporation Law of the State of New York, certify:

          1.  The Name of the Corporation shall be:

              ALBANY LADDER COMPANY INC.

          2.  The Purposes for which it is to be formed are:

          To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes or any of the powers hereinafter set forth, either alone or in association with other corporations, firm or individuals, and to do every other act or acts, thing or things incidental or appurtenant to or growing out of or connected with the aforesaid business or powers or any part or parts thereof and to do or perform any and all act or acts which any corporation may be lawfully authorized to do, provided the same be not inconsistent with the laws under which this corporation is organized.

          To buy, sell, mortgage, exchange, lease, let, hold for investment or otherwise, use and operate; real estate of all kinds, improved or unimproved, and any right or interest therein.

          To manufacture, buy and sell and generally deal in plain and extension ladders of all kinds and sizes, step-ladders, store ladders, rope and chain ladders, rolling and extension ladders; also scaffolds and scaffolding, constructed of steel or wood or any other material for use in painting or interior decorating or for use in the construction, maintenance or demolition of structures, either interior or exterior, and for any other purposes; also blocks and falls, rollers, rope and other things used and usable with ladders and scaffolding; and to engage in the business of letting for hire blocks and falls, rollers, rope and other things used or usable with ladders and scaffolding.

          To manufacture, purchase, rent, sell, use and dispose of all machinery, tools and apparatus necessary or convenient in and about the prosecution of its business.

          To manufacture, buy, sell, import, export and generally deal in sash, doors, blinds, trellis, gates, play pens, lawn swings, trapeze, slides, ironing boards, stools, seats and any other similar articles; also ladders and scaffolding of all kinds; to acquire timber lands and do general lumbering business from which to acquire the material to make said articles an similar articles.

          To conduct a general merchandising and trading business and for the accomplishment thereof to buy or otherwise acquire, hold, sell or otherwise dispose of, deal and trade in, as principal, agent or broker, goods, wares, merchandise and personal property of every kind and description, except bills of exchange, at wholesale or retail and on commission or otherwise.

          To manufacture, design, repair, install, buy, sell, import, export, exchange or otherwise deal and traffic in woodworking machinery and all kinds of machinery for saw and planing mills, door and blind work, ladder and scaffolding work, pattern shops, agricultural works, cabinet and furniture makers' shops and specially designed machines for different classes of woodwork; to acquire, purchase, lease, sell or equip, maintain and operate a general machine shop.

          3.  The total number of shares that may be issued is two hundred
(200), of which one hundred fifty (150) shares are to be Preferred Shares and are to have a par value of $200 each and fifty (50) shares which are to be known as Common Shares and are to be without par value.

          The capital of the corporation shall be at least equal to the sum of the aggregate par value of all issued shares having par value, plus the aggregate amount of consideration received by the corporation for the issuance of shares without par value, plus such amounts as, from time to time, by resolution of the board of directors, may be transferred thereto.

          4. The shares shall be divided into preferred to consist of one hundred fifty (150) shares having a par value of $200 per share and common to consist of fifty (50) shares without par value. The designations, preference, privileges and voting powers and the restrictions or qualifications of the shares of each class are:

          The preferred stock shall entitle the holder thereof to receive out of the surplus of the corporation a non-cumulative dividend at the rate of six (6) per cents per annum, payable annually, before any dividend shall be set apart or paid on the common stock for such year, and the remainder of the surplus or net earnings applicable to the payment of dividends shall be distributed as dividends among the holders of the common stock, as and when the board shall determine.

          In case of liquidation or dissolution or distribution of assets of the corporation, the holders of preferred stock shall be paid the par amount of such preferred shares before any amount shall be payable to the holders of the common stock; and after the payment of the par amount of such preferred shares to the holders thereof, the balance of the assets and funds of the corporation shall be distributed wholly among the holders of the common stock.

          The corporation, may, from its surplus profits, retire the preferred stock on any day on which a dividend thereon shall be payable at the price per share of two hundred and ten dollars ($210) and accrued dividends, provided it give at least ninety days' notice of such retirement in the manner to be provided in the by-laws.

          The holders of the preferred stock shall not be entitled to any right or privilege of voting, concerning any of the affairs of the corporation.

          The holders of the preferred stock shall not be entitled to vote in a proceeding for mortgaging the property and franchises of the corporation pursuant to Section 15 of the Stock Corporation Law, for guaranteeing the bonds of another corporation pursuant to Section 19 of the Stock Corporation Law, for sale of the franchises and property pursuant to Section 20 of the Stock Corporation Law, for establishing priorities or creating preferences among the several classes of stock pursuant to Section 36 of the Stock Corporation Law, for consolidation pursuant to Section 86 of the Stock Corporation Law, for voluntary dissolution pursuant to Section 105 of the Stock Corporation Law, or for the change of name pursuant to the General Corporation Law.

          The holders of the common stock shall be entitled to one (1) vote of each share of stock held and such stock is the only stock that shall be entitled to have a vote or voice in the management of the corporation.

          5. The office of the corporation shall be in the Town of Colonie, County of Albany, State of New York, and the Secretary of State shall forward all mail to the Corporation at Stop #30, Albany-Schenectady Road, Albany 5, New York.

          6.  The duration of the corporation shall be perpetual.

          7.  The number of directors shall be three (3).

          8. The names and the post office addresses of the directors until the first annual meeting of the stockholders are:


        NAMES                                  POST OFFICE ADDRESS
        -----                                  -------------------
Lester J. Heath, Sr.                    1609 Central Ave., Albany 5, N.Y.

Lester J. Heath, Jr.                    1104 State St., Schenectady, N.Y.

Donald S. Marks                         1520 Central Ave., Albany 5, N.Y.


          9. The name and post office address of each subscriber of this certificate of incorporation and a statement of the number of shares which each agrees to take in the corporation are as follows.


        NAMES                  POST OFFICE ADDRESS               NO. OF SHARES
        -----                  -------------------               -------------
Lester J. Heath, Sr.    1609 Central Ave., Albany 5, N.Y.              1

Lester J. Heath, Jr.    1104 State St., Schenectady, N.Y.              1

Donald S. Marks         1520 Central Ave., Albany 5, N.Y.              1


          10. All of the subscribers of this certificate are of full age, at least two-thirds of them are citizens of the United States, at least one of them is a resident of the State of New York, and at least one of the persons named as a director is a citizen of the United States and a resident of the State of New York.

          11. The Secretary of State of the State of New York is hereby designated as the agent of the corporation upon whom process in any action or proceeding against it, may be served.

     IN WITNESS WHEREOF, we have made and subscribed this certificate in triplicate this 30 day of December, 1947.


                                     /s/ Lester J. Heath, Sr.
                                     -----------------------------------

                                         Lester J. Heath, Sr.
                                     -----------------------------------

                                         Donald S. Marks
                                     -----------------------------------


STATE OF NEW YORK  )
                   :  SS.
COUNTY OF ALBANY   )

          On this 30th day of December, 1947, before me personally came LESTER
J. HEATH, SR., LESTER J. HEATH, JR., and DONALD S. MARKS, to me known to be the persons described in and who executed the foregoing certificate of incorporation, and they thereupon severally duly acknowledged to me that they executed the same.


                                     /s/ John J. Glavin
                                     -----------------------------------
                                     Notary Public State of N.Y.
                                     Residing in Albany County
                                     Certificate filed in Rensselaer Co.
                                     My Commission expires Mar. 30, 1948

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                          ALBANY LADDER COMPANY INC.
             (Pursuant to Section 36 of the Stock Corporation Law)

     We, the undersigned, being the holders of record of all the outstanding shares of the corporation entitled to vote relation to the proceedings provided for in this certificate, do hereby certify as follows:

     ONE:  The name of the corporation is ALBANY LADDER COMPANY INC.

     TWO: The certificate of incorporation was filed in the office of the Secretary of the State of New York on December 1947.

     THREE: The certificate of incorporation is amended to effect one or more of the changes authorized by Subdivision 2 of Section 35 of the Stock Corporation Law, to wit: to change the number of its authorized shares and to increase the amount of the capital stock of the corporation in conformity therewith, and to reclassify the shares.

     FOUR: accomplish the increase in number of shares of this corporation and the increase in its capital stock, Articles "3" and "4" of the, certificate of incorporation as previously filed are amended to read as follows, to wit:

     3. The amount of capital stock is $150,000. The total number of shares that may be issued is Thirteen Hundred Fifty (1350) shares, of which one hundred fifty (150) are to be preferred shares and are to have a par value of Two Hundred Dollars ($200.00) each; and twelve hundred
          (1200) shares which are to be known as common shares and are to have a par value of One Hundred Dollars ($100.00) each and be divided into two classes consisting of two hundred (200) shares Class A voting stock and one thousand (1,000) shares Class B nonvoting stock.

     4. The shares shall be divided into preferred to consist of, one hundred fifty (150) shares having a par value of Two Hundred Dollars ($200.00) per share and common, to consist of two hundred (200) shares Class A voting stock having a par value of One Hundred Dollars ($100.00) per share and one thousand (1,000) shares Class B nonvoting stock having a par value of One Hundred Dollars ($100.00) per share. The designations, preferences, privileges and voting powers and the restrictions or clarifications of the shares are:

          The preferred stock shall entitle the holder thereof to receive out of the surplus of the corporation, a non-cumulative dividend at the rate of six (6) percent, per annum, payable annually, before any dividend shall be set apart or paid on the common stock for such year, and the remainder of the surplus or net earnings applicable to the payment of dividends shall be distributed as dividends among the holders of the common stock, as and when the board shall determine, each share of Class A sharing equally with each share of Class B.

          In case of liquidation or dissolution or distribution of assets of the corporation, the holders of such preferred shares shall be paid the par amount of such preferred shares before any amount shall be payable to the holders of common stock; and after the payment of the par amount of such preferred shares to the holders thereof, the balance of the assets and funds of the corporation shall be distributed wholly among the holders of the common stock, each share of Class A sharing equally with each share of Class B.

          The corporation may, from its surplus profits, retire the preferred stock on any day on which a dividend thereon shall be payable at the price per share of Two Hundred and Ten Dollars ($210.00) plus declared but unpaid dividends, provided it give at least ninety (90) days' notice of such retirement in the manner to be provided in the by-laws.

          The holders of the preferred stock shall not be entitled to any right or privilege of voting, concerning any of the affairs of the corporation.

          The holders of the preferred stock shall not be entitled to vote in a proceeding for mortgaging the property and franchises of the corporation pursuant to Section 16 of the Stock Corporation Law, for guaranteeing the bonds of another corporation pursuant to Section 19 of the Stock Corporation Law for sale of the franchises and property pursuant to Section 20 of the Stock Corporation Law, for consolidation pursuant to Section 86 of the Stock Corporation Law, for voluntary dissolution pursuant to Section 105 of the Stock Corporation Law, or for the change of name pursuant to the General Corporation Law.

          The holders of the Class A common stock shall be entitled to one vote for each share of stock and such stock is the only stock that shall have a voice in the management of the corporation.

     FIVE: The presently authorized fifty (50) shares of common stock without par value, all of which are issued shares, are hereby changed to two hundred
(200) shares of Class A voting common stock of the par value of One Hundred Dollars ($100.00) per share and one thousand 1,000) shares of Class B nonvoting stock of the par value of One Hundred Dollars per share, at the rate of four (4) shares of new Class A common stock and twenty (20) shares of new Class B common stock with par value for each share of the presently authorized and issued common stock without par value.

     IN WITNESS WHEREOF, we have made and subscribed this certificate in triplicate this 20 day of March, 1957.


                                     /s/ Lester J. Heath, Sr.
                                     ------------------------------------

                                     /s/ Helen L. Heath
                                     ------------------------------------

                                     /s/ Lester J. Heath, Jr.
                                     ------------------------------------

                                     /s/ Donald S. Marks
                                     ------------------------------------


STATE OF NEW YORK   )      ss.:
COUNTY OF ALBANY    )

          On this 20th day of March, 1957, before me personally came LESTER J. HEATH, SR., LESTER J. HEATH, JR., DONALD S. MARKS, and HELEN L. HEATH, to me know and known to me to be the persons described in and who executed the foregoing Certificate of Amendment of Certificate of Incorporation, and they thereupon severally acknowledged to me that they executed the same.


                                     /s/ Thomas C. Plowden-Wardlaw
                                     ------------------------------------
                                                Notary Public

STATE OF NEW YORK   )    ss.:
COUNTY OF ALBANY    )

          LESTER J. HEATH, JR., being duly sworn, deposes and says:

          That he is the Secretary of Albany Ladder company, Inc., and that the persons who have executed the foregoing Certificate constitute the holders of record of all the outstanding shares of the corporation entitled to vote with relation to the proceedings provided for in the Certificate.


                                     /s/ Lester J. Heath, Jr.
                                     ------------------------------------

Subscribed and sworn to before me
this 20th day of March 1957.

/s/ Thomas C. Plowden-Wardlaw
---------------------------------
         Notary Public

STATE OF NEW YORK   )    ss.:
COUNTY OF ALBANY    )

          LESTER J. HEATH, Sr. and DONALD S. MARKS, being duly and severally sworn, each for himself deposes and says:

          That he, said Lester J. Heath, Sr. resides at 1 Delafield Drive, Albany 5, New York, and is President; that he, said Donald S. Marks, resides at 1520 Central Avenue, Albany 5, New York, and is Treasurer of Albany Ladder Company Inc.

          That the number of additional shares not resulting from a change of shares which the corporation is hereby authorized to issue is none; that the number of shares changed as provided in Subparagraph 5 of Paragraph c of Subdivision 2 of Section 35 of the Stock Corporation Law is 50 common shares of no par value. The number of shares resulting from the change is 1200 shares of the par value of $100 each, to be designated at 200 shares Class A voting common stock and 1000 shares of Class B nonvoting common stock.


                                     /s/ Lester J. Heath
                                     ------------------------------------

                                     /s/ Donald S. Marks
                                     ------------------------------------

Subscribed and sworn to before me
this 20th day of March 1957.


/s/ Thomas C. Plowden-Wardlaw
---------------------------------
         Notary Public

                CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF
                  INCORPORATION OF ALBANY LADDER COMPANY INC.
               UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

     We, the undersigned, the President and Secretary respectively of ALBANY LADDER COMPANY INC. hereby certify:

          FIRST, that the name of the Corporation is ALBANY LADDER COMPANY INC.

          SECOND, that the Certificate of Incorporation was filed by the Department of State on December 31, 1947.

          THIRD, that the Certificate of Incorporation is amended to add the following provision:

               "At all times when the corporation is qualified as a Subchapter S corporation under the United States Internal Revenue Code or its successor statute, the corporation is hereby required to make a mandatory payment to each shareholder of each class of stock of a sum of money equivalent to the federal and state income tax payments required of such shareholder on the portion of the corporate profits (if any) allocated to such shareholder, plus a proportionate share of the amount by which the tax on said profits at the corporate rate would exceed the tax on such profits at the individual rate."

          FOURTH, that the amendment was authorized and approved by the unanimous written consent of the Board of Directors and all the holders of issued and outstanding shares of the Corporation, a copy of which is annexed hereto and incorporated herein.

          IN WITNESS WHEREOF, we have executed this Certificate this 27th day of December, 1986.

                                     /s/ Lester J. Heath
                                     ------------------------------------
                                     President


                                     /s/ Richard R. Rowley
                                     ------------------------------------
                                     Secretary

STATE OF NEW YORK   )
                    )    Ss.:
COUNTY OF ALBANY    )

     RICHARD R. ROWLEY, being duly sworn deposes and says that he is the Secretary of Albany Ladder Company Inc. , the Corporation and one of the persons who signed the foregoing Certificate of Amendment, that he has read the Certificate of Amendment and knows the contents thereof, and that the same is true to his knowledge.

                                     /s/ Richard R. Rowley
                                     ------------------------------------
                                     RICHARD R. ROWLEY

Sworn to before me this
29th day of December, 1986


/s/ Kathleen D. Secor
--------------------------
NOTARY PUBLIC

              UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS
                AND SHAREHOLDERS OF ALBANY LADDER COMPANY INC.

     The undersigned, being all of the members of the Board of Directors and Shareholders of ALBANY LADDER COMPANY INC., a New York Corporation (the "Company"), do hereby unanimously adopt and consent to the adoption of the following resolutions, without a meeting:

               WHEREAS, each member of the Board of Directors and each Shareholder of the Company believes it to be in the best interests of the Company and its Shareholders to amend the Certificate of Incorporation of the Company to add a new provision thereto providing as follows:

               "At all times when the corporation is qualified as a Subchapter S corporation under the United States Internal Revenue Code or its successor statute, the corporation is hereby required to make a mandatory payment to each shareholder of each class of stock of a sum of money equivalent to the federal and state income tax payments required of such shareholder on the portion of the corporate profits (if any) allocated to such shareholder, plus a proportionate share of the amount by which the tax on said prof its at the corporate rate would exceed the tax on such profits at the individual rate."

          Now Therefore It Is Hereby

               RESOLVED, that the adoption of such amendment is hereby approved, ratified and confirmed, and in connection therewith the Certificate of Incorporation be, and hereby is, amended by adding thereto a new provision to read in its entirety as follows:

               "At all times when the corporation is qualified as a Subchapter S corporation under the United States Internal Revenue Code or its successor statute, the corporation is hereby required to make a mandatory payment to each shareholder of each class of stock of a sum of money equivalent to the federal and state income tax payments required of such shareholder on the portion of the corporate profits (if any) allocated to such plus a proportionate share of profits at the corporate rate would exceed the tax on such profits at the individual rate."

          And it Is Hereby Further

               RESOLVED, that, as amended, the Certificate of Incorporation of the Company is in all respects ratified, reaffirmed and approved; and it is further

               RESOLVED, that the proper officers of the Company hereby are authorized and directed to execute and deliver a Certificate of Amendment and all such further documents, certificates or instruments, and to take all such further action, as any such officer may deem necessary, proper, convenient or desirable to carry out and perform the foregoing resolution and otherwise fully to effectuate the purposes and intents of the foregoing resolution.

     IN WITNESS WHEREOF, the undersigned have executed this consent this 27th day of December, 1986.


/s/ Lester J. Heath, Jr.                        /s/ Ellen H. Read
-----------------------------                   -----------------------------
Lester J. Heath, Jr.                            Ellen H. Read
Director and Shareholder                        Shareholder


/s/ Lester J. Heath, III                        /s/ Peggy H. DiPaola
-----------------------------                   -----------------------------
Lester J. Heath, III                            Peggy H. DiPaola
Director and Shareholder                        Shareholder


/s/  Ruth V. Heath                              /s/ Susan M. Heath
-----------------------------                   -----------------------------
Ruth V. Heath                                   Susan M. Heath
Shareholder                                     Shareholder


/s/ Richard R. Rowley
-----------------------------
Richard R. Rowley
Director

                CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF
                  INCORPORATION OF ALBANY LADDER COMPANY INC.
               UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

     We, the undersigned, the President and Secretary respectively of ALBANY LADDER COMPANY INC. hereby certify:

          FIRST, that the name of the Corporation is ALBANY LADDER COMPANY INC.

          SECOND, that the Certificate of Incorporation was filed by the Department of State on December 31, 1947.

          THIRD, that the Certificate of Incorporation is amended to add the following provision:

               "To the maximum extent now or hereafter permitted by the laws of the State of New York including but not limited to Section 721 of the Business Corporation Law or its successor statutes, and without further action by the stockholders or directors of the Corporation, or any court, the Corporation will indemnify its officers, directors and stockholders who are made, or threatened to be made a party to any action or proceeding whatsoever whether administrative, civil or criminal, in any court, agency or forum whatsoever, brought by or on behalf of any party whomsoever by reason of the fact that such person was an officer, director or stockholder of the Corporation, against judgments, fines, amounts paid in settlements and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such actual or threatened action or proceeding, or any appeal therein and so far as permitted by law, officers and directors of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty, except for liability fixed by judgment or other final adjudication which establishes that such acts were acts committed in bad faith or were the result of actual and deliberate dishonesty and were material to the cause of action so adjudicated, or for any transaction from which the officer or director derived a financial profit or other advantage to which he was not legally entitled. If the laws of the State of New York are amended after approval of this article permitting corporate action further eliminating or limiting the personal liability of officers and directors, then the liability of an officer or director of the Corporation shall be eliminated or limited to the fullest extent permitted by the law York State Law, as so amended.

               Any repeal or modification of the foregoing paragraph by the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification."

          FOURTH, that the amendment was authorized and approved by the unanimous written consent of the Board of Directors and all the holders of issued and outstanding shares of the Corporation with voting power.

     IN WITNESS WHEREOF, we have executed this Certificate this 9th day of June, 1987.


                                     /s/ Lester J. Heath, III
                                     ------------------------------------
                                     President, Lester J. Heath, III


                                     /s/ Richard R. Rowley
                                     ------------------------------------
                                     Secretary, Richard R. Rowley


STATE OF NEW YORK   )
                    )    Ss.:
COUNTY OF ALBANY    )

     RICHARD R. ROWLEY, being duly sworn deposes and says that he is the Secretary of Albany Ladder Company Inc. and one of the persons who signed the foregoing Certificate of Amendment, that he has read the Certificate of Amendment and knows the contents thereof, and that the same is true to his knowledge.

                                     /s/ Richard R. Rowley
                                     ------------------------------------
                                     RICHARD R. ROWLEY

Sworn to before me this
9th day of June, 1987.


/s/ Vicki W. Brahm
-----------------------------
NOTARY PUBLIC

              UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS
                AND SHAREHOLDERS OF ALBANY LADDER COMPANY, INC.
                               WITH VOTING POWER

     The undersigned, being all of the members of the Board of Directors and Voting Shareholders of ALBANY LADDER COMPANY, INC., a New York Corporation (the "Company") , do hereby unanimously adopt and consent to the adoption of the following resolutions, without a meeting:

               WHEREAS, each member of the Board of Directors and each Shareholder of the Company with voting power believes it to be in the best interests of the Company and its Shareholders to amend the Certificate of Incorporation of the Company to add a new provision thereto in the manner hereinafter set forth:

               "To the maximum extent now or hereafter permitted by the laws of the State of New York including but not limited to Section 721 of the Business Corporation Law or its successor statutes, and without further action by the stockholders or directors of the Corporation, or any court, the Corporation will indemnify its officers, directors and stockholders who are made, or threatened to be made a party to any action or proceeding whatsoever whether administrative, civil or criminal, in any court, agency or forum whatsoever, brought by or on behalf of any party whomsoever by reason of the fact that such person was an officer, director or stockholder of the Corporation, against judgments, fines, amounts paid in settlements and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such actual or threatened action or proceeding, or any appeal therein and so far as permitted by law, officers and directors of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty, except for liability filed by judgment or other final adjudication which establishes that such acts were acts committed in bad faith or were the result of actual and deliberate dishonesty and were material to the cause of action so adjudicated, or for any transaction from which the officer or director derived a financial profit or other advantage to which was not legally entitled. If the laws of the State of New York are amended after approval of this article permitting corporate action further eliminating or limiting the personal liability of officers and directors, then the liability of an officer or director of the Corporation shall be eliminated or limited to the fullest extent permitted by the New York State Law, as so amended.

               Any repeal or modification of the foregoing paragraph by the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification."

          Now Therefore It Is Hereby

               RESOLVED, that the adoption of such amendment is hereby approved, ratified and confirmed, and in connection therewith the Certificate of Incorporation be, and hereby is, amended by adding thereto a new provision to read in its entirety as follows:

               "To the maximum extent now or hereafter permitted by the laws of the State of New York including but not limited to Section 721 of the Business Corporation Law or its successor statutes, and without further action by the stockholders or directors of the Corporation, or any court, the Corporation will indemnify its officers, directors and stockholders who are made, or threatened to be made a party to any action or proceeding whatsoever whether administrative, civil or criminal, in any court, agency or forum whatsoever, brought by or on behalf of any party whomsoever by reason of the fact that such person was an officer, director or stockholder of the Corporation, against judgments, fines, amounts paid in settlements and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such actual or threatened action or proceeding, or any appeal therein and so far as permitted by law, officers and directors of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty, except for liability fixed by judgment or other final adjudication which establishes that such acts were acts committed in bad faith or were the result of actual and deliberate dishonesty and were material to the cause of action so adjudicated, or for any transaction from which the officer or director derived a financial profit or other advantage to which he was not legally entitled. If the laws of the State of New York are amended after approval of this article permitting corporate action further eliminating or limiting the personal liability of officers and directors, then the liability of an officer or director of the Corporation shall be eliminated or limited to the fullest extent permitted by the New York State Law, as so amended.

               Any repeal or modification of the foregoing paragraph by the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification."

          And It Is Hereby Further

               RESOLVED, that, as amended, the Certificate of Incorporation of the Company is in all respects ratified, reaffirmed and approved; and it is further

               RESOLVED, that the proper officers of the Company hereby are authorized and directed to execute and deliver a Certificate of Amendment and all such further documents, certificates or instruments, and to take all such further action, as any such officer may deem necessary,, proper, convenient or desirable to carry out and perform the foregoing resolution and otherwise fully to effectuate the purposes and intents of the foregoing resolution.

     IN WITNESS WHEREOF, the undersigned have executed this consent this 9th day of June, 1987.


/s/ Lester J. Heath, Jr.
----------------------------------
Lester J. Heath, Jr.
Director and Shareholder


/s/ Lester J. Heath, III
----------------------------------
Lester J. Heath, III
Director and Shareholder


/s/ Ruth V. Heath
----------------------------------
Shareholder


/s/ Richard R. Rowley
----------------------------------

Director and Shareholder

---------------------------------------------
In Re:    CERTIFICATE OF AMENDMENT OF THE    :
          CERTIFICATE OF INCORPORATION OF    :       AFFIDAVIT
          ALBANY LADDER COMPANY, INC.        :
                                             :
---------------------------------------------

STATE OF NEW YORK   )
                    ) SS.:
COUNTY OF ALBANY    )

          Richard R. Rowley being duly sworn, deposes and says:

          1. I am the Secretary of Albany Ladder Company, Inc. (hereinafter referred to as "the Corporation") , which is a domestic corporation duly organized and incorporated under the laws of the State of New York.

          2. The Certificate of Incorporation of the Corporation was filed with the Department of State on December 31, 1947.

          3. The Certificate of Incorporation was amended by the Certificate of Amendment of the Certificate of Incorporation, executed and dated June 9, 1987. Said Certificate of Amendment of the Corporation is annexed hereto/and incorporated herein.

          4. Said Certificate of Amendment of the Corporation has not been rescinded or abandoned since its execution.

                                  /s/ Richard R. Rowley
                                  ----------------------------
                                  RICHARD R. ROWLEY


Sworn to this
18th day of July, 1990.

/s/ David P. Melanda
-------------------------
NOTARY PUBLIC

                  CERTIFICATE OF AMENDMENT OF THE CERTIFICATE
                OF INCORPORATION OF ALBANY LADDER COMPANY INC.
               UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

     We, undersigned, the President and Secretary respectively of ALBANY LADDER COMPANY INC. hereby certify:

FIRST, that the name of the Corporation is and henceforth shall be ALBANY LADDER COMPANY INC.

SECOND, that the Certificate of Incorporation was filed with the Department of State on December 31, 1947 and thereafter amended by Certificates of Amendment filed with the Department of State on March 21, 1957, February 26, 1987 and on October 4, 1990.

THIRD, the Certificate of Incorporation is amended to effect the following changes authorized by the business Corporation Law, to wit: to delete the provisions of Articles 3 and 4 thereof as heretofore amended and to change the number of its authorized shares and to increase the amount of the capital stock of the corporation in conformity therewith, and (1) to eliminate 150 shares of preferred stock authorized by the amendment filed March 21, 1956, all of which have been redeemed and none of which are issued or outstanding; (2) to increase the number of Class A shares from 200 to 1,200; (3) to increase the number of Class B shares from 1,000 to 2,000; and (4) to amend the indemnification provided by the amendment filed October 4, 1990, in conformity therewith.

FOURTH, to accomplish the elimination of the preferred shares and to increase the number of shares of this corporation and the increase in its capital stock. Articles 3 and 4 of the Certificate of Incorporation as previously filed are amended to read as follows, to wit:

     3. The total number of shares that may be issued is Three Thousand Two Hundred (3,200) shares, of which Three Thousand Two Hundred (3,200) shares are to be known as common shares and are to have a par value of One Hundred Dollars ($100.00) each and be divided into two classes consisting of Twelve Hundred (1,200) shares Class A voting stock and Two Thousand (2,000) shares Class stock.

     4. The designations, preferences, privileges and voting powers and the restrictions or qualifications of the shares are:

          The surplus or net earnings applicable to the payment of dividends shall be distributed as dividends among the holders of the common as and when the Board shall determine, each share of Class A sharing equally with each share of Class B.

          In case of liquidation or dissolution or distribution of assets of the corporation, the balance of the assets and funds of the corporation shall be distributed wholly among the holders of the common stock, each share of Class A sharing equally with each share of Class B.

FIFTH, the provisions of the amendment added to the Certificate of Incorporation by Amendment filed with the Secretary of State on June 9, 1990 are hereby deleted and the following is added in their place and stead:

          "To the maximum extent now or hereafter permitted by the laws of the State of New York including but not limited to Article 7 of the Business Corporation Law or its successor statutes, and without further action by the stockholders or directors of the Corporation, or any Court, the Corporation will indemnify its officers, directors and stockholders who are made, or threatened to be made a party to any action or proceeding whatsoever whether administrative, civil or criminal, in any Court, agency or forum whatsoever, brought by or on behalf of any party whomsoever by reason of the fact that such person was an officer, director or stockholder of the Corporation, or of a corporation in which the stockholders of this corporation were also stockholders and which is hereafter merged into this corporation, against judgments, fines, amounts paid in settlements and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such actual or threatened action or proceeding, or any appeal therein and so far as permitted by law, stockholders, officers and directors of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty, except for liability fixed by judgment or other final adjudication which establishes that such acts were acts committed in bad faith or were the result of actual and deliberate dishonesty and were material to the cause of action so adjudicated, or for any transaction from which the stockholder, officer or director derived a financial profit or other advantage to which he was not legally if entitled. If the laws of the State of New York are amended after approval of permitting corporate action further eliminating or limiting the personal liability of stockholders, officers and directors, then the liability of a stockholder, officer or director of the Corporation shall be eliminated or limited to the fullest extent permitted by the New York State Law, as so amended.

          Any repeal or modification of the foregoing paragraph by the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification."

SIXTH, that this amendment was authorized and approved by the unanimous written consent of the Board of Directors and all the holders of issued and outstanding shares of the Corporation entitled to vote thereon.

     IN WITNESS WHEREOF, we have executed this Certificate this 12th day of December, 1995.


                           /s/ Lester J. Heath III
                           ------------------------------------------------
                           President, Lester J. Heath III


                           /s/ Richard R. Rowley
                           ------------------------------------------------
                           Secretary, Richard R. Rowley


STATE OF NEW YORK   )
                    )    Ss.:
COUNTY OF ALBANY    )

     RICHARD R. ROWLEY, being duly sworn deposes and says that he is the Secretary of Albany Ladder Company, Inc. and one of the persons who signed the foregoing Certificate of Amendment, that he has read the Certificate of Amendment and knows the contents thereof, and that the same is true to his knowledge.


                           /s/ Richard R. Rowley
                           ------------------------------------------------
                           RICHARD R. ROWLEY

Sworn to before me this
12th day of December, 1995.

/s/ Marcia N. Abrams
-----------------------------------
NOTARY PUBLIC

---------------------------------------------
In Re:    CERTIFICATE OF AMENDMENT OF THE     :
          CERTIFICATE OF INCORPORATION OF     :       AFFIDAVIT
          ALBANY LADDER COMPANY, INC.         :
                                              :
---------------------------------------------

STATE OF NEW YORK   )
                    ) SS.:
COUNTY OF ALBANY    )

          RICHARD R. ROWLEY, being duly sworn, deposes and says:

          1.   I am the Secretary of Albany Ladder Company, Inc. (hereinafter referred to as "the Corporation"), which is a domestic corporation duly organized and incorporated under the laws of the State of New York.

          2.   The Certificate of Incorporation of the Corporation was filed with the Department of State on December 31, 1947. The Certificate of

Incorporation was amended by the Certificates of Amendment of the Certificate of

Incorporation, filed with the Department of State on March 21, 1957, February

26, 1967 and October 4, 1990.

          3.   Said Certification of incorporation of the corporation was amended by Certificate of Amendment dated December 12, 1995 which is annexed hereto and incorporated herein and has not been rescinded or abandoned since its execution.

                                  /s/ Richard R. Rowley
                                  -------------------------------
                                  RICHARD R. ROWLEY

Sworn to before me this
13th day of December 1995.

/s/ Mary V. Wagner
------------------------------

         CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION
              OF ALBANY LADDER COMPANY, INC. UNDER SECTION 805 OF
                         THE BUSINESS CORPORATION LAW


     We, the undersigned the President and Secretary respectively of ALBANY LADDER COMPANY, INC. hereby certify:

FIRST, that the name of the Corporation is and henceforth shall be ALBANY LADDER COMPANY, INC.

SECOND, that the Certificate of Incorporation was filed with the Department of State on December 31, 1947 and thereafter amended by Certificates of Amendment filed with the Department of State on March 21, 1957, February 26, 1987, October 4, 1990 and December 14, 1995.

THIRD, that a Certificate of Merger of Syracuse Ladder and Scaffolding Co., Inc. and South Central Scaffolding, Inc. and Rochester Scaffolding & Equipment Co., Inc. into ALBANY LADDER COMPANY, INC. (the surviving corporation), under Section 904 and all other applicable provisions of the Business Corporation Law of the State of New York was filed with the Department of State on December 21, 1995.

FOURTH, that the Certificate of Incorporation of ALBANY LADDER COMPANY, INC. as amended previously, is hereby amended to effect the following change authorized by the Business Corporation Law, to wit: to delete the provisions of paragraph numbered 7 thereof and to replace said paragraph numbered 7 with the following new paragraph numbered 7, to Wit:

          7. The number of directors shall be not less than three (3) and shall be designated at the annual meeting of Shareholders.

FIFTH, that this amendment was authorized and approved by the unanimous written consent of the Board of Directors and all the holders of issued and outstanding shares of the Corporation entitled to vote thereon.

     IN WITNESS WHEREOF, we have executed this Certificate this 20th day of September 1996.

                           /s/ Anthony Groat
                           --------------------------------------------------
                           President, Anthony Groat


                           /s/ Richard R. Rowley
                           ------------------------------------------------
                           Secretary, Richard R. Rowley


STATE OF NEW YORK   :
                    :    SS.:
COUNTY OF ALBANY    :

RICHARD R. ROWLEY, being duly sworn, deposes and says that he is the Secretary of Albany Ladder Company, Inc. and one of the persons who signed the foregoing Certificate of Amendment, that he has read the Certificate of Amendment and knows the contents thereof, and that the same is true to his knowledge.


                                  /s/ Richard R. Rowley
                                   --------------------------------------------
                                  RICHARD R. ROWLEY


Sworn to before me this
20th day of September, 1996.


/s/ Linda L. Richards
-------------------------------------------------
NOTARY PUBLIC

---------------------------------------------
In Re:    CERTIFICATE OF AMENDMENT OF THE               :
          CERTIFICATE OF INCORPORATION OF               :       AFFIDAVIT
          ALBANY LADDER COMPANY, INC.                   :
                                                        :
----------------------------------------------


STATE OF NEW YORK   )
                    ) SS.:
COUNTY OF ALBANY    )

          RICHARD R. ROWLEY, being duly sworn, deposes and says:

          1. I am the Secretary of Albany Ladder Company, Inc. (hereinafter referred to as "the Corporation"), which is a domestic corporation duly organized and incorporated under the laws of the State of New York.

          2. The Certificate of Incorporation of the Corporation was filed with the Department of State on December 31, 1947. The Certificate of Incorporation was amended by the Certificates of Amendment of the Certificate of Incorporation filed with the Department of State on March 21, 1957, February 26, 1987, October 4, 1990 and December 14, 1995.

          3. Said Certificate of Incorporation of the Corporation was amended by Certificate of Amendment dated September 20, 1996 which is annexed hereto and incorporated herein and has not been rescinded or abandoned since its execution.

                                  /s/ Richard R. Rowley
                                  -----------------------------------------
                                  RICHARD R. ROWLEY

Sworn to before me this 20th
day of September, 1996.

/s/ Linda L. Richards
----------------------
NOTARY PUBLIC

CERTIFICATE OF MERGER OF SYRACUSE LADDER AND SCAFFOLDING CO., INC. AND SOUTH CENTRAL SCAFFOLDING, INC. AND ROCHESTER SCAFFOLDING & EQUIPMENT CO., INC. INTO ALBANY LADDER COMPANY, INC. (THE SURVIVING CORPORATION), UNDER (S)904 AND ALL OTHER APPLICABLE PROVISIONS OF THE BUSINESS CORPORATION LAW OF THE STATE OF NEW YORK

     WE, Lester J. Heath, III and Richard R. Rowley, being respectively the president and secretary of Syracuse Ladder and Scaffolding Co., Inc. and South Central Scaffolding, Inc. and Rochester Scaffolding & Equipment Co., Inc. and Albany Ladder Co., Inc., do hereby certify that effective December 31, 1995, said corporations have mutually agreed to, and hereby do, unite and merge into a single corporation under the name of Albany Ladder Co. , Inc., pursuant to (S) 904 and all other applicable provisions of the New York Business Corporation Law.

     The certificate of incorporation of Albany Ladder Co. , Inc. was filed by the Department of State of New York on December 31, 1947, and said certificate of incorporation was thereafter amended by certificates of amendment filed by the Department of State of New York on March 21, 1957, and on February 26, 1987, and on October 4, 1990 and on December 14, 1995.

STATE OF NEW YORK   )
                    ) SS.:
COUNTY OF ALBANY    )

I hereby certify that I have compared the annexed copy of the original document filed by the Department of State and that the same is a correct transcript of said original.

      Witness my hand and seal of the Department of State on Dec. 21, 1995

CERTIFICATE OF MERGER OF SYRACUSE LADDER AND SCAFFOLDING CO., INC. AND SOUTH CENTRAL SCAFFOLDING, INC. AND ROCHESTER SCAFFOLDING & EQUIPMENT CO., INC. INTO ALBANY LADDER COMPANY, INC. (THE SURVIVING CORPORATION), UNDER (S)904 AND ALL OTHER APPLICABLE PROVISIONS OF THE BUSINESS CORPORATION LAW OF THE STATE OF NEW YORK


     WE, Lester J. Heath, III and Richard R. Rowley, being respectively the president and secretary of Syracuse Ladder and Scaffolding Co., Inc. and South Central Scaffolding, Inc. and Rochester Scaffolding & Equipment Co., Inc. and Albany Ladder Co., Inc., do hereby certify that effective December 31, 1995, said corporations have mutually agreed to, and hereby do, unite and merge into a single corporation under the name of Albany Ladder Co., Inc. pursuant to (S) 904 and all other applicable provisions of the New York Business Corporation Law.

     The certificate of incorporation of Albany Ladder Co., Inc. was filed by the Department of State of New York on December 31, 1947, and said certificate of incorporation was thereafter amended by certificates of amendment filed by the Department of State of New York on March 21, 1957, and on February 26, 1987, and on October 4, 1990 and on December 14, 1995.

     The certificate of incorporation of Syracuse Ladder and Scaffolding Co., Inc. was filed by the Department of State of New York on November 3, 1950, and said certificate of incorporation was thereafter amended by certificates of amendment filed by the Department of State of New York on March 21, 1957, and on February 26, 1987, and on October 4, 1990.

     The certificate of incorporation of South Central Scaffolding, Inc. was filed by the Department of State of New York on June 12, 1963, and said certificate of incorporation was thereafter amended by certificates of amendment filed by the Department of State of New York on February 26, 1987, and on October 4, 1990.

     The certificate of incorporation of Rochester Scaffolding & Equipment Co., Inc. was filed by the Department of State of New York on May 22, 1986, and said certificate of incorporation was thereafter amended by certificate of amendment filed by the Department of State of New York on October 4, 1990.

     As to each constituent corporation, the designation and number of outstanding shares of each class and series and the voting rights are as follows:

                            ALBANY LADDER CO., INC.
                            -----------------------
                         SHARES ISSUED AND OUTSTANDING
                         -----------------------------



TYPE OF SHARES AND VOTING RIGHTS            NUMBER OF SHARES
--------------------------------            ----------------
Class A Common Stock (Voting Shares)               100

Class B Common Stock (Non-voting shares)           517


                   SYRACUSE LADDER AND SCAFFOLDING CO., INC.
                   -----------------------------------------
                         SHARES ISSUED AND OUTSTANDING
                         -----------------------------

TYPE OF SHARES AND VOTING RIGHTS            NUMBER OF SHARES
--------------------------------            ----------------

Class A Common Stock (Voting Shares)               100

Class B Common Stock (Non-voting shares)         1,752.5


                        SOUTH CENTRAL SCAFFOLDING INC.
                        ------------------------------

TYPE OF SHARES AND VOTING RIGHTS            NUMBER OF SHARES
--------------------------------            ----------------

Class A Common Stock (Voting Shares)               250

Class B Common Stock (Non-voting shares)           350


                  ROCHESTER SCAFFOLDING & EQUIPMENT CO., INC.
                  -------------------------------------------

TYPE OF SHARES AND VOTING RIGHTS            NUMBER OF SHARES
--------------------------------            ----------------

Class A Common Stock (Voting Shares)               100

Class B Common Stock (Non-voting shares)           -0-


     The terms of this merger were initially duly agreed upon between the officers and directors of the above-named constituent corporations and were duly authorized and thereafter duly approved by unanimous written consent of the holders of all outstanding shares of both classes of stock of each constituent corporation, all in accordance with all applicable provisions of the Business Corporation Law of the State of New York.

     The terms of this merger as authorized and adopted are as follows:

     Class A shares of the common stock of Syracuse Ladder and Scaffolding Co ., Inc. and South Central Scaffolding, Inc. and South Central Scaffolding & Equipment Co. , Inc. shall be exchanged for Class A shares of Albany Ladder Co., Inc.

     All Class B shares of Syracuse Ladder and Scaffolding co., Inc. and South Central Scaffolding, Inc. and Rochester Scaffolding & Equipment Co. , Inc. shall be exchanged for Class B shares of Albany Ladder Co., Inc.

     Class A shares and Class B shares within each respective constituent corporation will have the same value. The fair value of the shares of each respective company shall be determined from the books and records of the respective corporations maintained in the regular course of their business in accordance with Generally Accepted Accounting Principles, as of 12:00 PM midnight December 31, 1995 and the computations of fair value for the exchange of shares will be determined by dividing shareholder equity of each constituent corporation by the total number of shares of all classes of stock outstanding.

     Upon the effective date of this merger, the existence of Syracuse Ladder and Scaffolding Co., Inc. and South Central Scaffolding, Inc. and Rochester Scaffolding & Equipment Co., Inc. will, in all respects, be extinguished and merge into Albany Ladder Co., Inc., the surviving corporation, and Albany Ladder shall, in all respects, assume ownership of all assets of any type or form of Syracuse Ladder and Scaffolding Co., Inc. and South Central Scaffolding, Inc. and Rochester Scaffolding & Equipment Co., Inc., and shall assume and be responsible for all obligations and liabilities of Syracuse Ladder and Scaffolding Co., Inc. and South Central Scaffolding, Inc. and Rochester Scaffolding & Equipment Co., Inc.

     Albany Ladder Co., Inc., is the surviving corporation. The certificate of incorporation of said Albany Ladder Co., Inc., is accordingly, pursuant to (S) 906 of the Business Corporation Law, amended to such extent, if any, as changes in its certificate of incorporation are set forth in the above terms of merger.

     Such terms and such changes in the certificate of incorporation of Albany Ladder Co., Inc., are effective December 31, 1995, and the surviving corporation shall have, thereupon and thereafter, such additional rights, powers, and liabilities, as are conferred or imposed by (S) 906 of the Business Corporation Law and by the terms and conditions of said merger as set forth above.

STATE OF NEW YORK   )
                    ) SS.:
COUNTY OF ALBANY    )

     RICHARD R. ROWLEY, being duly sworn, deposes and says that he is the Secretary of Albany Ladder Co., Inc., Syracuse Ladder and Scaffolding Co., Inc., South Central Scaffolding, Inc. and Rochester Scaffolding & Equipment Co., Inc. and one of the persons who signed the foregoing certificate of merger, that he has read the said certificate of merger and knows the contents thereof, and that the same is true to his knowledge.


                              /s/ Richard R. Rowley
                              -----------------------------------
                              RICHARD R. ROWLEY


Sworn to before me this
19th day of December, 1995.


/s/ Marcia N. Abrams
-------------------------------------
NOTARY PUBLIC

                                   AFFIDAVIT

STATE OF NEW YORK   )
                    ) SS.:
COUNTY OF ALBANY    )

     RICHARD R. ROWLEY, being duly sworn, deposes and says:

     1. I am the Secretary of Albany Ladder Co., Inc., Syracuse Ladder and Scaffolding Co., Inc., South Central Scaffolding, Inc. and Rochester Scaffolding & Equipment Co., Inc. (hereinafter referred to as "the corporations"), all of which are domestic corporations duly organized and incorporated under the laws of the State of New York.

     2. The certificate of incorporation of Albany Ladder Co., Inc. was filed with the Department of State on December 31, 1947 and duly amended by certificates of amendment thereto filed with the Department of State on March 21, 1957, February 26, 1987 and October 4, 1990 and December 14, 1995.

     3. The certificate of incorporation of Syracuse Ladder & Scaffolding Co., Inc. was filed with the Department of State on November 3, 1950 and duly amended by certificates of amendment thereto filed with the Department of State on March 21, 1957, February 26, 1987 and October 4, 1990.

     4. The certificate of incorporation of South Central Scaffolding Inc. was filed with the Department of State on June 12, 1963 and duly amended by certificates of amendment thereto filed with the Department of State on February 26, 1987 and October 4, 1990.

     5. The certificate of incorporation of Rochester Scaffolding & Equipment Co., Inc. was filed with the Department of State on May 22, 1986 and duly amended by certificate of amendment thereto filed with the Department of State on and October 4, 1990.

     6. The attached certificate of merger was duly adopted and approved in accordance with law by each of the constituent corporations above named, including unanimous approval by all of the holders of all classes of stock of all constituent corporations, and the same has not been rescinded or abandoned since its adoption, approval and execution.


                                     /s/ Richard R. Rowley
                                     ------------------------------------
                                     RICHARD R. ROWLEY


Sworn to before me this
19th day of December, 1995.


/s/ Marcia N. Abrams
---------------------------
NOTARY PUBLIC